Exhibit 99.1

Micromuse contact:	Investor Relations contact:
Nicole Fortenberry	Allison Parker
Director, Public Relations	Director, Investor Relations
(917) 602-9834	(415) 343-7640
nicole@micromuse.com	investor.relations@micromuse.com

DECEMBER 8, 2004

MICROMUSE NAMES IAN HALIFAX AS CHIEF FINANCIAL OFFICER

SAN FRANCISCO – Micromuse Inc. (Nasdaq: MUSE), the leading provider of ultra-scalable, realtime business and service assurance software, today announced that it has appointed Ian Halifax as Chief Financial Officer, effective January 17, 2005. Micromuse’s current CFO, Mike Luetkemeyer, will remain with Micromuse until Mr. Halifax joins the company and for a transition period. Mr. Halifax will be based in Micromuse’s San Francisco office and will oversee all aspects of accounting and financial management. He will report to Lloyd A. Carney, Micromuse’s Chairman and Chief Executive Officer.

“Ian’s 18 years of business experience includes a strong track record of building successful financial operations. We look forward to welcoming him on board as our new CFO,” said Lloyd Carney. “Ian’s proven skills in structuring mergers and acquisitions, strategic partnerships and sales agreements, coupled with his previous public company leadership role, make him an ideal fit with our management team as we further our strategy as the leading provider of business and service assurance software solutions.”

Since 1999, Mr. Halifax has served as CFO of Macrovision Corporation, (Nasdaq:MVSN) a global market leader in content protection and digital rights management technologies. During his tenure at Macrovision, he oversaw a quadrupling of the company’s revenues and was involved in multiple acquisitions.

Mr. Halifax holds a BA Honors in English from the University of York and an MBA from Henley Management College. Additionally, Mr. Halifax is a Certified Public Accountant and Certified Management Accountant.

About Micromuse

Micromuse Inc. (Nasdaq: MUSE) is the leading provider of ultra-scalable, realtime business and service assurance software solutions. The Netcool® software suite provides organizations with the assurance that their IT systems are supporting and driving profits 24 hours a day. Unlike traditional infrastructure management systems, Netcool solutions provide realtime end-to-end visibility and accurate troubleshooting from a business perspective. Such business intelligence allows organizations to respond to problems quickly, streamline workflow processes and improve business uptime. Micromuse customers include BT, Cable & Wireless, Deutsche Telekom, EarthLink, ITC^DeltaCom, J.P. Morgan Chase, MCI, T-Mobile, and Verizon. Headquarters are located at 139 Townsend Street, San Francisco, Calif. 94107; (415) 538-9090. The Web site is at www.micromuse.com.

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Micromuse and Netcool are registered trademarks of Micromuse Ltd. All other trademarks and registered trademarks in this document are the properties of their respective owners.

Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Any forward-looking statements we make are based on current expectations, and are subject to a number of risks and uncertainties. Actual results could differ materially.

Factors that could cause actual future results to differ materially from the forward-looking statements include: fluctuations in customer demand; the Company’s ability to manage its growth (including the ability to hire sufficient sales and technical personnel); risks associated with the expansion of the Company’s distribution channels; risk of new product introductions and customer acceptance of new products; rapid technological change which characterizes the Company’s markets; risks associated with competition; risks associated with international sales; and the ability of the Company to compete successfully in the future; as well as risks relating to pending litigation, the completed restatement of certain of our financial statements, and other matters appearing under the caption “Risk Factors” in the Company’s most recent Quarterly Reports on Form 10-Q and Form 10-K filed with the SEC and available on the Company’s website. The Company disclaims any obligation or intention to update or revise any forward-looking statements.